SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SIXTH AMENDMENT (this “Amendment”) dated as of June 9, 2010 to the Purchase and Sale Agreement, dated as of November 25, 1997 and amended by the First Amendment thereto dated as of July 22, 1999, by the Second Amendment thereto dated as of November 9, 2000, by the Third Amendment thereto dated as of May 8, 2001, by the Fourth Amendment thereto dated as of October 30, 2009 and by the Fifth Amendment thereto dated as of March 11, 2010 (the “Purchase Agreement”), is between WFN CREDIT COMPANY, LLC (“WFN SPV”), successor in interest to Charming Shoppes Receivables Corp., as Purchaser, and WORLD FINANCIAL NETWORK NATIONAL BANK (“WFNNB”), successor in interest to Spirit of America National Bank, as Seller. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned in the Purchase Agreement.

W I T N E S S E T H:

WHEREAS, the parties hereto desire to amend the Purchase Agreement in certain respects as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to the Purchase Agreement. Section 2.3(c) is hereby amended by amending and restating the proviso in the last sentence therein its entirety to read as follows:

provided, however, that the Seller may not decrease the required minimum monthly payment or periodic finance charge (collectively, a “Yield Change”) unless, after five Business Days’ prior written notice to the Rating Agency of a Yield Change, the Rating Agency shall have provided written notice to the Seller that the Rating Agency Condition shall be satisfied or unless such Yield Change is mandated by applicable law.

SECTION 2. Amendment Date. The amendments shall become effective as of the date hereof provided that the following shall have occurred: (a) receipt by each of the parties hereto of counterparts duly executed and delivered by each of the parties hereto and (b) satisfaction of each of the conditions precedent described in Section 7.1(a) of the Purchase Agreement.

SECTION 3. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 5. Ratification of the Purchase Agreement. From and after the Amendment Date, each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and references to the Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith, shall, in each case, mean and be a reference to the Purchase Agreement as amended hereby. Except as otherwise amended by this Amendment, the Purchase Agreement shall continue in full force and effect and is hereby ratified and confirmed.

SECTION 6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

WFN CREDIT COMPANY, LLC, as Purchaser

By:/s/ Daniel T. Groomes
Name: Daniel T. Groomes
Title: President

WORLD FINANCIAL NETWORK NATIONAL BANK, as Seller

By:/s/ Ronald C. Reed
Name: Ronald C. Reed
Title: Treasurer